NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income per Share Increased 65%, Return on Equity 16.6%

Greenwich, CT, July 28, 2014 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2014 of $180 million, or $1.35 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2014	2013	2014	2013

Gross premiums written	$1,772,401	$1,617,936	$3,577,668	$3,249,557
Net premiums written	1,489,776	1,341,898	3,015,656	2,718,864

Net income	179,961	115,957	349,634	232,572
Net income per diluted share	1.35	0.82	2.60	1.65

Operating income (1)	109,002	98,830	244,385	202,465
Operating income per diluted share	0.82	0.70	1.82	1.43

Return on equity (2)	16.6%	10.8%	16.1%	10.8%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation     Page 2

Second quarter highlights included:

•	Net premiums written grew 11%.

•	Return on equity was 16.6%.

•	GAAP combined ratio improved to 94.4%.

•	Net investment gains were $109 million.

•	Book value per share increased 5.5% to $36.20.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We were very pleased with our second quarter results. Weather-related losses are typically higher in the second quarter than in other quarters for our Company, and this year such losses were about average. We were able to grow our top line by about 11%. Price increases for our domestic insurance businesses were approximately 4%; thus, for the twelfth quarter in a row, prices increased at a rate in excess of loss costs. We believe that in such an environment our goal should be to grow selectively where the margins are most attractive. We continue to focus on reducing our expense ratio, which declined by six tenths of a point in the quarter.

"We have maintained the quality of our fixed-income portfolio, while at the same time investing an increasing portion of new funds into alternative investments with the goal of generating capital gains. As a result, we have sacrificed some ordinary investment income to achieve the level of capital gains currently flowing into our income statement. Our investment returns from our fixed-income portfolio declined slightly, reflecting both the current interest rate environment and the shortening of our portfolio duration, while other parts of our investment activities have generated attractive returns over the recent period. The sale of a property from our real-estate portfolio resulted in a substantial gain this quarter. We also continue to achieve gains from our common stock and private equity investments.

"We are optimistic that the combination of our operating results and investment gains will allow us to achieve our targeted returns," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, July 29, at 9:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

W. R. Berkley Corporation     Page 3

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2014 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2014 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation     Page 4

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2014	2013	2014	2013
Revenues:
Net premiums written	$1,489,776	$1,341,898	$3,015,656	$2,718,864
Change in unearned premiums	(72,131)	(59,383)	(234,399)	(204,230)
Net premiums earned	1,417,645	1,282,515	2,781,257	2,514,634
Investment income	138,729	143,737	307,440	279,666
Insurance service fees	26,922	27,652	55,625	54,388
Net investment gains	109,168	33,058	161,922	53,027
Revenues from wholly-owned investees	104,285	83,775	197,125	175,510
Other income	240	225	526	506
Total revenues	1,796,989	1,570,962	3,503,895	3,077,731
Expenses:
Losses and loss expenses	867,778	805,470	1,689,873	1,550,149
Other operating costs and expenses	534,150	494,286	1,049,316	975,890
Expenses from wholly-owned investees	101,296	81,293	193,026	170,445
Interest expense	30,311	31,207	60,641	62,318
Total expenses	1,533,535	1,412,256	2,992,856	2,758,802
Income before income taxes	263,454	158,706	511,039	318,929
Income tax expense	(83,277)	(43,579)	(161,178)	(87,204)
Net income before noncontrolling interests	180,177	115,127	349,861	231,725
Noncontrolling interests	(216)	830	(227)	847
Net income to common stockholders	$179,961	$115,957	$349,634	$232,572

Net income per share:
Basic	$1.41	$0.85	$2.72	$1.71
Diluted	$1.35	$0.82	$2.60	$1.65

Average shares outstanding:
Basic	127,668	135,894	128,765	135,959
Diluted	133,304	141,274	134,323	141,257

W. R. Berkley Corporation     Page 5

Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Second Quarter		Six Months
	2014	2013	2014	2013
Insurance-Domestic:
Gross premiums written	$1,351,624	$1,186,186	$2,694,566	$2,365,908
Net premiums written	1,123,843	967,784	2,250,224	1,953,964
Premiums earned	1,041,745	925,997	2,045,252	1,810,375
Pre-tax income	176,855	152,334	379,040	293,684
Loss ratio	60.9%	62.9%	60.4%	62.7%
Expense ratio	32.3%	32.5%	32.4%	32.8%
GAAP combined ratio	93.2%	95.4%	92.8%	95.5%

Insurance-International:
Gross premiums written	$265,200	$241,738	$542,386	$493,313
Net premiums written	222,622	201,445	448,443	406,580
Premiums earned	201,868	180,192	387,192	351,311
Pre-tax income	11,510	12,583	29,257	34,965
Loss ratio	60.7%	61.0%	60.0%	58.5%
Expense ratio	38.8%	38.9%	39.4%	38.4%
GAAP combined ratio	99.5%	99.9%	99.4%	96.9%

Reinsurance-Global:
Gross premiums written	$155,577	$190,012	$340,716	$390,336
Net premiums written	143,311	172,669	316,989	358,320
Premiums earned	174,032	176,326	348,813	352,948
Pre-tax income	25,866	24,752	57,940	62,693
Loss ratio	63.4%	63.9%	64.0%	59.4%
Expense ratio	31.9%	35.1%	32.4%	35.7%
GAAP combined ratio	95.3%	99.0%	96.4%	95.1%

Corporate and Eliminations:
Net realized investment gains	$109,168	$33,058	$161,922	$53,027
Interest expense	(30,311)	(31,207)	(60,641)	(62,318)
Other revenues and expenses	(29,634)	(32,814)	(56,479)	(63,122)
Pre-tax gain (loss)	49,223	(30,963)	44,802	(72,413)

Consolidated:
Gross premiums written	$1,772,401	$1,617,936	$3,577,668	$3,249,557
Net premiums written	1,489,776	1,341,898	3,015,656	2,718,864
Premiums earned	1,417,645	1,282,515	2,781,257	2,514,634
Pre-tax income	263,454	158,706	511,039	318,929
Loss ratio	61.2%	62.8%	60.8%	61.6%
Expense ratio	33.2%	33.8%	33.4%	34.0%
GAAP combined ratio	94.4%	96.6%	94.2%	95.6%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation     Page 6

Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2014	2013	2014	2013
Insurance-Domestic net premiums written:
Other liability	$400,289	$348,110	$771,720	$671,666
Workers' compensation	283,995	225,888	630,865	524,065
Short-tail lines (1)	235,972	206,357	443,081	386,156
Commercial automobile	129,282	121,063	263,808	244,649
Professional liability	74,305	66,366	140,750	127,428
Total	$1,123,843	$967,784	$2,250,224	$1,953,964

Losses from catastrophes:
Insurance-Domestic	$38,370	$26,696	$51,111	$30,356
Insurance-International	272	3,171	1,403	3,404
Reinsurance-Global	1,148	4,293	1,246	5,413
Total	$39,790	$34,160	$53,760	$39,173

Investment income:
Core portfolio (2)	$109,431	$116,171	$218,824	$237,383
Investment funds	22,356	22,576	76,155	33,510
Arbitrage trading account	6,942	4,990	12,461	8,773
Total	$138,729	$143,737	$307,440	$279,666

Other operating costs and expenses:
Underwriting expenses	$470,296	$433,271	$928,434	$855,484
Service expenses	23,607	23,136	45,864	45,441
Debt extinguishment costs	—	6,709	—	6,709
Net foreign currency (gain) loss	1,993	(6,718)	1,659	(4,771)
Other costs and expenses	38,254	37,888	73,359	73,027
Total	$534,150	$494,286	$1,049,316	$975,890

Cash flow from operations	$111,459	$198,820	$254,623	$313,932

Reconciliation of operating and net income:
Operating income (3)	$109,002	$98,830	$244,385	$202,465
After-tax investment gains	70,959	21,488	105,249	34,468
After-tax debt extinguishment costs	—	(4,361)	—	(4,361)
Net income	$179,961	$115,957	$349,634	$232,572

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs. Management believes that excluding net investment gains and after-tax debt extinguishment costs provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation     Page 7

Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2014	December 31, 2013

Net invested assets (1)	$16,017,443	$15,540,488
Total assets	21,167,194	20,551,796
Reserves for losses and loss expenses	10,256,219	10,080,941
Senior notes and other debt	1,697,037	1,692,442
Junior subordinated debentures	339,930	339,800
Common stockholders’ equity (2)	4,619,713	4,336,035
Common stock outstanding (3)	127,613	132,233
Book value per share (4)	36.20	32.79
Tangible book value per share (4)	35.18	31.74

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $378 million and $257 million as of June 30, 2014 and December 31, 2013, respectively. Unrealized currency translation losses were $40 million and $61 million as of June 30, 2014 and December 31, 2013, respectively.

(3)
During the second quarter of 2014, the Company repurchased 100,514 shares of its common stock for $4.6 million. During the first six months of 2014, the Company repurchased 4,908,701 shares of its common stock for $198 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation     Page 8

Investment Portfolio
June 30, 2014
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$867,127	5.4%
State and municipal:
Special revenue	2,219,350	13.9%
State general obligation	715,219	4.5%
Pre-refunded	604,868	3.8%
Corporate backed	443,660	2.8%
Local general obligation	308,599	1.9%
Total state and municipal	4,291,696	26.9%
Mortgage-backed securities:
Agency	1,005,318	6.3%
Residential - Prime	163,031	1.0%
Residential — Alt A	82,798	0.5%
Commercial	80,387	0.5%
Total mortgage-backed securities	1,331,534	8.3%
Corporate:
Asset-backed	1,608,080	10.0%
Industrial	1,564,582	9.8%
Financial	1,164,931	7.3%
Utilities	194,196	1.2%
Other	97,533	0.6%
Total corporate	4,629,322	28.9%
Foreign government	968,376	6.0%
Total fixed maturity securities (1)	12,088,055	75.5%
Equity securities available for sale:
Preferred stocks	153,532	1.0%
Common stocks	103,527	0.6%
Total equity securities available for sale	257,059	1.6%
Investment funds (3)	979,450	6.1%
Arbitrage trading account	732,279	4.6%
Real estate	530,239	3.3%
Cash and cash equivalents (2)	774,670	4.8%
Loans receivable	655,691	4.1%
Net invested assets	$16,017,443	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.1 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $5 million.

W. R. Berkley Corporation     Page 9

Foreign Government Fixed Maturity Securities
June 30, 2014
(Amounts in thousands)

Carrying Value

Australia	$258,187
United Kingdom	188,303
Canada	171,353
Argentina	114,038
Brazil	68,431
Germany	66,485
Norway	52,320
Supranational (1)	39,105
Singapore	6,768
Uruguay	3,386
Total	$968,376

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.